Exhibit 10.4

FIRST AMENDMENT TO THE MOTIVE, INC.

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Motive, Inc. (the “Company”) has adopted the Motive, Inc. Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company has the authority to amend the Plan at any time by action of the Board of Directors, as provided in Section 14 of the Plan; and

WHEREAS, the Company deems it necessary to grant certain additional discretion to the Plan Committee because of the Company’s current inability to issue Company Stock to employees; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2007, as follows:

Section 12 is amended by designating the existing paragraph as subsection (a) with the heading of “Compliance” and by adding a new subsection to read as follows:

“(b) Black-Out Periods. If the Company is subject to a black-out period under any applicable law, regulation or Company policy, so that shares of Stock may not be issued or purchased under the Plan, the Committee is authorized to make appropriate adjustments, as determined in its discretion, in the duration of an Offering Period or to cancel an Offering Period if it deems such appropriate, and, to the extent necessary to comply with the Code requirements, to make adjustments in the Purchase Price of Stock to be purchased at the close of an Offering Period. Notwithstanding any provision herein to the contrary, an Offering Period may not extend for more than 27 months unless the Purchase Price for Stock to be acquired at the end of such Offering Period is not less than 85% of the Fair Market Value of a share of Stock on the last Trading Day in such Offering Period.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 23 day of January, 2007, to be effective as of the date previously stated herein.

MOTIVE, INC.

By:	/s/ Jack Greenberg
Name:	Jack Greenberg
Title:	General Counsel & Secretary